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## AMENDMENT TO STATE STREET FUND CONNECT® AGREEMENT

This Amendment to State Street Fund Connect Agreement (the "**Amendment**") is made as of September 13, 2018 (the "**Effective Date**"). Reference is hereby made to that certain State Street Fund Connect Agreement, dated as of April 18, 2016 (as it has been previously amended, the "**Agreement**") by and among State Street Global Markets, LLC ("**State Street**") Franklin Advisers, Inc. (the "**Manager**") and Franklin Templeton ETF Trust (the "**Trust**"). The parties hereto desire to further amend the Agreement as set forth herein. Unless otherwise defined herein, all capitalized terms shall have the meanings ascribed to them in the Agreement. This Amendment shall form a part of the Agreement and the parties hereto acknowledge and agree that this Amendment shall amend the Agreement as follows:

1. Amendment to Exhibit A. Exhibit A to the Agreement is hereby replaced, in its entirety, with the Exhibit A attached hereto.

2. Miscellaneous. Except as expressly modified by the terms and conditions of this Amendment, each of the terms and conditions of the Agreement is hereby ratified and confirmed and remains in full force and effect. This Amendment, together with the Agreement, represents the complete understanding between the parties hereto with respect to the subject matter hereof. This Amendment may be executed in any number of counterparts and any party hereto may execute any such counterpart, each of which, when executed and delivered, shall be deemed to be an original, and all of which counterparts, taken together, shall constitute one and the same instrument.

IN WITNESS WHEREOF, each of the undersigned has caused this Amendment to State Street Fund Connect Agreement to be executed as of the Effective Date.

**STATE STREET GLOBAL MARKETS, LLC**

By: [signature]
Name: Eric Wolf
Title: Managing Director

**FRANKLIN ADVISERS, INC**

By: [signature]
Name: Patrick O'Connor
Title: Senior Vice President

**FRANKLIN TEMPLETON ETF TRUST**

By: [signature]
Name: Navid Tofigh
Title: Vice President and Secretary

APPROVED DBT FRANKLIN LEGAL 2018.08.16 17:26:39 -07'00'

**EXHIBIT A**
**FUNDS**

**Effective as of September 13, 2018**

Franklin FTSE Asia ex Japan ETF
Franklin FTSE Australia ETF
Franklin FTSE Brazil ETF
Franklin FTSE Canada ETF
Franklin FTSE China ETF
Franklin FTSE Europe ETF
Franklin FTSE Europe Hedged ETF
Franklin FTSE France ETF
Franklin FTSE Germany ETF
Franklin FTSE Hong Kong ETF
Franklin FTSE India ETF
Franklin FTSE Italy ETF
Franklin FTSE Japan ETF
Franklin FTSE Japan Hedged ETF
Franklin FTSE Mexico ETF
Franklin FTSE Russia ETF
Franklin FTSE South Korea ETF
Franklin FTSE Switzerland ETF
Franklin FTSE Taiwan ETF
Franklin FTSE United Kingdom ETF
Franklin Liberty High Yield Corporate ETF
Franklin Liberty Intermediate Municipal Opportunities ETF
Franklin Liberty International Aggregate Bond ETF
Franklin Liberty International Opportunities ETF
Franklin Liberty Investment Grade Corporate ETF
Franklin Liberty Municipal Bond ETF
Franklin Liberty Senior Loan ETF
Franklin Liberty U.S. Low Volatility ETF
Franklin LibertyQ Emerging Markets ETF
Franklin LibertyQ Global Dividend ETF
Franklin LibertyQ Global Equity ETF
Franklin LibertyQ International Equity Hedged ETF
Franklin LibertyQ U.S. Equity ETF
Franklin LibertyQ U.S. Mid Cap Equity ETF
Franklin LibertyQ U.S. Small Cap Equity ETF
Franklin FTSE Saudi Arabia ETF

Franklin FTSE Latin America ETF
Franklin FTSE South Africa ETF